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                                                                     EXHIBIT 1.1



                                  $25,000,000

                                 TELEGROUP, INC.

               8% Convertible Senior Subordinated Notes due 2005

                                 PURCHASE AGREEMENT
                                 ------------------

                                                            September 30, 1997

SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

          Telegroup, an Iowa corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchaser (the "Initial Purchaser"), $25,000,000 aggregate principal amount of its 8% Convertible Senior Subordinated Notes due 2005 (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture, to be dated as of September 30, 1997 (the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"). The Company's common stock, no par value per share, is hereinafter referred to as the "Common Stock."

          The Company wishes to confirm as follows its agreement with the Initial Purchaser in connection with the purchase and resale of the Notes.

          1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated September 26, 1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated September


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30, 1997 (the "Offering Memorandum"), setting forth information regarding the
Company and the Notes. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and (i) the Form 10-Q for the quarterly period ended June 30, 1997 (the "10-Q") previously filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Exchange Act") and (ii) the Company's Prospectus dated July 9, 1997 (the "Prospectus") relating to the Company's initial public offering of 4,450,000 shares of Common Stock. The 10-Q and the Prospectus are hereinafter collectively referred to as the "Incorporated Documents." The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser.

          The Company understands that the Initial Purchaser proposes to make offers and sales (the "Exempt Resales") of the Notes purchased by the Initial Purchaser hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and
(7) under Regulation D of the Act) ("Accredited Investors") in private sales exempt from registration under the Act (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers").

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor, in substitution thereof upon conversion thereof (including the Common Stock)) shall bear the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE


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     SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION
     HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS
     (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR
     (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.


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          It is also understood and acknowledged that holders (including subsequent transferees) of the shares of Common Stock issuable upon conversion of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the date hereof, in substantially the form of Exhibit A hereto, for so long as such shares of Common Stock constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree (i) to file with the Commission under the circumstances set forth therein, a registration statement on the appropriate form under the Act relating to the resale of the Common Stock by certain holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (the "Shelf Registration Statement") and (ii) to use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents".

          Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture or the Offering Memorandum.

          2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company, at a purchase price of 97% of the principal amount thereof, the principal amount of Notes set forth opposite the name of the Initial Purchaser in Schedule I hereto.

          (b) The Initial Purchaser has advised the Company that it proposes to offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that the Initial Purchaser (i) is purchasing the Notes pursuant to a private sale exempt from registration under the Act, (ii) will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and


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(iii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes as part of its initial offering, only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A and (B) to a limited number of Accredited Investors that make the representations to and agreements with the Company specified in Annex A to the Offering Memorandum in private sales exempt from registration under the Act. The Initial Purchaser has advised the Company that it will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchaser at any time thereafter without notice.

          3. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Notes shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on September 30, 1997 (the "Closing Date"). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.

          The Notes will be delivered to the Initial Purchaser against payment of the purchase price therefor in immediately available funds. The Notes will be evidenced by securities in definitive form in such names and in such denominations as the Initial Purchaser shall request prior to 1:00 p.m., New York City time, on the third business day preceding the Closing Date, or such other time as otherwise agreed by the parties hereto. The Notes to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

          4. Agreements of the Company. The Company agrees with the Initial Purchaser as follows:

          (a) The Company will advise the Initial Purchaser


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promptly and, if requested by it, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the Company's financial condition, business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law.

          (b) The Company will furnish to the Initial Purchaser, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as it may reasonably request.

          (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object in writing after being so advised.

          (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchaser, without charge, in such quantities as the Initial Purchaser shall have reasonably requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

          (e) If, at any time prior to completion of the resale of the Notes by the Initial Purchaser to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchaser should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof. In the event that the Company and the Initial Purchaser agree that the Offering Memorandum should be amended or supplemented, the Company, if requested by the Initial Purchaser, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (f) The Company will cooperate with the Initial Purchaser and with its counsel in connection with the qualification of the Notes and the Common Stock issuable upon conversion of the Notes for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the
                                       --------
Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (g) So long as any of the Notes are outstanding, the Company will furnish to the Initial Purchaser (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market, and (ii) from time to time such other information concerning the Company as the Initial Purchaser may reasonably request.

          (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchaser terminating this Agreement pursuant to
Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including reasonable fees and expenses of its counsel) incurred by it in connection herewith.

          (i) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum.

          (j) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales.

          (k) To the extent necessary, the Company will use its best efforts as soon as possible after such time as it becomes necessary, to submit to its stockholders for approval, an amendment to its articles of incorporation to increase the authorized number of shares of Common Stock, such that, if such proposal is approved, the Company will have, as of the close of business on such date, available free from pre-emptive rights, and reserved for issuance upon conversion of the Notes, a number of authorized but unissued shares of Common Stock which, when added to the number of shares of Common Stock held in its treasury, will be sufficient to honor the conversion in full of all outstanding Notes.

          (l) From and after the Closing Date, so long as any of the Notes are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

          (m) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

          (n) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Notes.

          (o) The Company agrees to comply with all of the terms and conditions of the Registration Rights Agreement.

          5. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchaser that:

          (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Notes have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

          (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

          (c) The Incorporated Documents, as applicable, heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such document was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Indenture has been duly and validly authorized by the Company and, upon its execution, delivery and performance by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and
(iii) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws; The Indenture conforms in all material respects to the description thereof in the Offering Memorandum and no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

          (e) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws; the Notes will conform in all material respects to the description thereof in the Offering Memorandum.

          (f) All the outstanding shares of capital stock of the

Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, except as set forth in the Offering Memorandum, similar rights and were issued and sold in compliance with all applicable Federal and state securities laws; the Common Stock to be issued upon conversion of the Notes will be, prior to its issuance, duly authorized and reserved for issuance and, when delivered upon conversion of the Notes, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the authorized capital stock of the Company conforms to the description thereof in the Offering Memorandum.

          (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the financial condition, business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

          (h) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed on Schedule II hereto. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Offering Memorandum.

          (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries which are materially adverse to the Company, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject, which are material to the Company or its Subsidiaries, taken as a whole, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Notes or the consummation of the transactions contemplated by the Operative Documents. There are no material agreements, contracts, indentures, leases, licenses or other instruments or documents relating to the Company or the Subsidiaries that are not described in the Offering Memorandum. The descriptions of the terms of any such agreements, indentures, leases, licenses, instruments, contracts or documents contained in the Offering Memorandum are correct in all material respects. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is threatened.

          (j) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where any such violation or violations in the aggregate would not have a Material Adverse Effect or (iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect) except as may be disclosed in the Offering Memorandum.

          (k) Neither the issuance, offer, sale or delivery of the Notes, the issuance of Common Stock upon conversion of the Notes or the payment to holders of Notes of an amount of cash equal to the market price of the underlying Common Stock in lieu of conversion into Common Stock in accordance with the terms of the Indenture, the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Common Stock in accordance with the Registration Rights Agreement, and except for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or
(ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (l) The accountants, KPMG Peat Marwick LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), each are independent public accountants under Rule 101 of the AICPA'a Code of Professional Conduct, and its interpretation and rulings.

          (m) The financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent in all material respects with the books and records of the Company and its Subsidiaries.

          (n) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and
(iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (o) Except as disclosed in the Offering Memorandum (or any amendment or supplement thereto), subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock of the Company, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which could reasonably be expected to have a Material Adverse Effect.

          (p) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum, except where the failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally or by general equitable principles with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

          (q) Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

          (r) The Company and each of the Subsidiaries have such consents, approvals, permits, licenses, franchises and authorizations of and from all United States and foreign, federal, state or provincial, local and other governmental or regulatory authorities (collectively, the "Licenses") as are necessary to own its respective properties and to conduct its business in the manner described in the Offering Memorandum, except where the failure to have any such Licenses would not have a Material Adverse Effect and subject to such qualifications as may be set forth in the Offering Memorandum; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Licenses and no event has occurred that allows, or after notice or lapse of time or both would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Licenses, except where any of the foregoing would not have, individually or in the aggregate, a Material Adverse Effect and subject in each case to such qualification as may be set forth in the Offering Memorandum; and, except as described in the Offering Memorandum, none of such Licenses contains any restriction or conditions that is materially burdensome to the Company or any of the Subsidiaries. Without limiting the generality of this paragraph 5(r):

        (i) The Company and each of the Subsidiaries hold all telecommunications regulatory licenses, permits, authorizations, consents and approvals (the "Telecommunications Licenses") required from the Federal Communications Commission (the "FCC") for the Company and the Subsidiaries to conduct their business in the manner described in or contemplated by the Offering Memorandum, except as would not have, individually or in the aggregate, a Material Adverse Effect; the Telecommunications Licenses have been duly and validly issued and are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect; no proceedings to revoke or restrict the Telecommunications Licenses are pending or, to the best of our knowledge, threatened; neither the Company nor the Subsidiaries are in violation of any of the terms and conditions of any of the Telecommunications Licenses, are in violation of the Communications Act of 1934, as amended (the "Communications Act"), or are in violation of any FCC rules and regulations, except as would not have, individually or in the aggregate, a Material Adverse Effect; and the Company and the Subsidiaries have in effect with the FCC all international and domestic service tariffs necessary to conduct their business in the manner described in or contemplated by the Offering Memorandum except as would not have, individually or in the aggregate, a Material Adverse Effect;

        (ii) The Company and the Subsidiaries have obtained all state Telecommunications Licenses and filed all tariffs required for the provision of telecommunications services in any state to conduct their business in the manner described in or contemplated by the Offering Memorandum, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect;

        (iii) There is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC or any state public utility commission or similar state agency ("PUC") against the Company or the Subsidiaries or any action, proceeding or investigation pending before the FCC or any state PUC, or, to the Company's knowledge, threatened by the FCC or any state PUC against the Company or the Subsidiaries which, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company or the Subsidiaries;

               (iv) No license, permit, consent, approval, order or authorization of, or filing with, the FCC or with any state PUC on the part of the Company or the Subsidiaries is required in connection with the issuance or sale of the Notes or the shares of Common Stock received upon conversion thereof;

               (v) Neither the issuance and sale of the Notes or the shares of Common Stock received upon conversion thereof nor the performance by the Company or the Subsidiaries of their obligations under this Agreement, the Registration Rights Agreement or the Indenture will result in a violation in any material respect of the Communications Act or any applicable FCC rules or regulations, or any order, writ, judgment, injunction, decree or award of the FCC binding on the Company or the Subsidiaries; and

               (vi) Neither the Company nor the Subsidiaries are in non-compliance in the provision of international call-back service with the laws of any foreign jurisdiction that would constitute a violation of the Telecommunications Licenses, except where such non-compliance would not have a Material Adverse Effect and subject to such qualifications as may be set forth in the Offering Memorandum.

          (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

          (u) Except as disclosed in the Offering Memorandum, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (v) Except as described in the Offering Memorandum, no holder of any security of the Company (other than holders of the Notes with respect to shares of Common Stock upon conversion thereof and holders of shares of Common Stock received upon conversion thereof) has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, except as described in the Offering Memorandum under the caption "Description of Capital Stock--Registration Rights."

          (w) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, except where the lack of such ownership would not have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (x) The Company is not and, upon sale of the Notes to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (y) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

          (z) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes.

          (aa) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Notes by the Initial Purchaser.

          (bb) Assuming (i) that the representations and warranties in Section 5 hereof are true, (ii) the Initial Purchaser complies with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchaser offers, sells or delivers the Notes is a Qualified Institutional Buyer or an Accredited Investor, the purchase and sale of the Notes pursuant hereto (including the Initial Purchaser's proposed offering of the Notes on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act.

          (cc) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes to the Initial Purchaser or by the Initial Purchaser to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Transfer Restrictions."

          (dd) Except for the stockholder approval, to the extent necessary, of the increase in the authorized number of shares of Common Stock necessary in order for the Notes to be convertible into Common Stock, the Company is not required to obtain stockholder consent or approval pursuant to the rules of the Nasdaq National Market in connection with the offering and sale of the Notes.

          (ee) Each of the Company and the Subsidiaries maintains insurance of the types and in the amounts reasonably adequate for its business, including, but not limited to, business interruption insurance and insurance covering real and personal property owned or leased by the Company or such Subsidiary against theft, damage, destruction, acts of vandalism and other risks customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, all of which insurance is in full force and effect.


          6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use in connection therewith; provided, however, that the
                                                     --------  -------
indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and the Initial Purchaser sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchaser on a timely basis. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against the Initial Purchaser or any person controlling the Initial Purchaser in respect of which indemnity may be sought against the Company, the Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser or such controlling person and the indemnifying parties and the Initial Purchaser or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and controlling persons not having actual or potential differing interests with the Initial Purchaser or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such reasonable fees and expenses shall be reimbursed as they are incurred upon submission to the indemnifying party of invoices or other evidence of payment. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their express prior written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchaser, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) The Initial Purchaser agrees to indemnify and hold harmless the Company, and its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to the Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchaser furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph (c), the Initial Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchaser by paragraph (b) above.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser. The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Notes purchased by it and resold exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser or any person controlling the Initial Purchaser, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase the Notes hereunder are subject to the following conditions:

          (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Notes in any jurisdiction designated by the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect in or affecting the financial condition, business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchaser, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Offering Memorandum untrue in any material respect or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchaser, materially adversely affect the market for the Notes.

          (c) The Initial Purchaser shall have received on the Closing Date a corporate opinion of Swidler & Berlin, Chartered, counsel for the Company, dated the Closing Date and addressed to the Initial Purchaser, in the form attached hereto as Exhibit A.

          (d) The Initial Purchaser shall have received on the Closing Date a regulatory opinion from Swidler & Berlin, Chartered, special regulatory counsel to the Company, dated the Closing Date and addressed to the Initial Purchaser, in the form attached hereto as Exhibit B.

          (e) The Initial Purchaser shall have received on the Closing Date an opinion from Marcus & Thompson, P.C., local counsel to the Company, dated the Closing Date and addressed to the Initial Purchaser, in the form attached hereto as Exhibit C.

          (f) The Initial Purchaser shall have received on the Closing Date an opinion of Charles E. Johanson, Esq., Corporate Counsel of the Company, dated the Closing Date and addressed to the Initial Purchaser in the form attached hereto as Exhibit D.

          (g) You shall have received on the Closing Date opinions of Baker & McKenzie (Australia) in the form attached hereto as Exhibit E, Baker & McKenzie (Hong Kong) in the form attached hereto as Exhibit F, Baker & McKenzie (Germany) in the form attached hereto as Exhibit G, Coudert Freres (France) in the form attached hereto as Exhibit H, TMI Associates (Japan) in the form attached hereto as Exhibit I, Stibbe Simont Monahan Duhot (The Netherlands) in the form attached hereto as Exhibit J, Taylor Joynson Garrett (United Kingdom) in the form attached hereto as Exhibit K, Advokatfirman Lindahl (Sweden) in the form attached hereto as Exhibit L and Baker & McKenzie (Switzerland) in the form attached hereto as Exhibit M, special regulatory counsel for the Company in each of the jurisdictions described above, each dated the Closing Date and addressed to you, as Initial Purchaser.

          (h) The Initial Purchaser shall have received on the Closing Date an opinion of Chadbourne & Parke LLP, counsel for the Initial Purchaser, dated the Closing Date, and addressed to the Initial Purchaser, with respect to certain matter referred to above and such other related matters as the Initial Purchaser may request.

          (i) The Initial Purchaser shall have received letters addressed to the Initial Purchaser, and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchaser.

          (j) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the financial condition, business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchaser), to the effect set forth in this
Section 7(j) and in Section 7(k) hereof.

          (k) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (l) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

          (m) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall reasonably have requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

          Any certificate or document signed by any officer of the Company and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the statements made therein.

          8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the qualification of the Notes and the shares of Common Stock issuable upon conversion of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchaser relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); and (vi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; provided that the fees and expenses of
                                  --------
Chadbourne & Parke LLP shall be paid 50% by the Initial Purchaser and 50% by the Company.

          9. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Initial Purchaser, or by the Initial Purchaser, by notifying the Company.

          Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Notes by the Initial Purchaser. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          11. Information Furnished by the Initial Purchaser. The statements set forth in the last paragraph on the cover page and in the fourth and fifth paragraphs under the caption "Private Placement" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchaser as such information is referred to in Sections 5(b) and 6 hereof.

          12. Miscellaneous. Except as otherwise provided in Sections 4, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 2908 Nutmeg Avenue, Fairfield Avenue 52556, Attention: Fred Gratzon, Chairman or (ii) if to the Initial Purchaser, to Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the Initial Purchaser, the Company, its directors, its officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchaser of any of the Notes in his status as such purchaser.

          13. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.


                                       Very truly yours,

                                       TELEGROUP, INC.


                                       By:

                                           Name:  Douglas A. Neish
                                           Title: Vice President -
                                                  Finance, Chief
                                                  Financial Officer
                                                  and Treasurer



Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.


By:
   Name:
   Title:

                                  SCHEDULE I


                                TELEGROUP, INC.

                                                   Principal
Initial Purchaser                                  Amount of Notes
-----------------                                  ---------------
Smith Barney Inc.                                 $25,000,000
                                                  -----------


  Total                                           $25,000,000
                                                  ===========

                              SCHEDULE II


                        SUBSIDIARIES OF TELEGROUP, INC.



Global Access Pty Ltd.

Telecontinent, S.A.

Telegroup Deutschland GmbH (Dusseldorf)

Telegroup Financial Services Pty Limited

 A.C.N.  069159646
Telegroup Hong Kong Limited

Telegroup International Management Pty Limited

 Australian Company Number  075 304 915
Telegroup Japan Kabushiki Kaisha

Telegroup Nederland B.V.

Telegroup Network Services Pty Limited

 Australian Company Number  075 304 871
Telegroup Network Services New Zealand Limited

Telegroup Network Services, S.A.

Telegroup UK Limited

Telegroup UK (No. 2) Limited

Telegroup South Europe, Inc.

Telegroup Technologies, Inc.

Telegroup Technologies Limited